UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Exchange Act of 1934
Date of Report (Date of earliest event reported) November 10, 2009
SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas	71601
(Address of principal executive offices)	(Zip Code)
(870) 541-1000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On November 10, 2009, Simmons First National Corporation (the “Company”) entered into an Underwriting Agreement between the Company and Stephens Inc., as representative of the underwriting group consisting of Stephens Inc., Stifel, Nicolaus & Company, Incorporated and Raymond James & Associates, Inc., (the “Underwriters”), providing for, among other things, the issuance and sale by the Company to the Underwriters of 2,650,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), and, at the election of the Underwriters, up to 397,500 additional shares of Common Stock to cover over-allotments, if any. The shares are to be issued at a public offering price of $24.50 per share.
          Each of the Company’s directors and executive officers have entered into a lock-up agreement and have agreed, for a period of approximately 90 days after the date of the Underwriting Agreement, subject to specified exceptions, not to directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or thereafter acquired by the director or executive officer or with respect to which the director or executive officer has or acquires the power of disposition, or file any registration statement with respect to any of the foregoing, without the prior written consent of Stephens Inc. The form of Lock-Up Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
          The shares were registered for offer and sale pursuant to an effective Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission on August 26, 2009 and declared effective on September 9, 2009.
          The Underwriting Agreement contains customary representations, warranties and covenants relating to the underwriting transaction between the parties. The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this report and is incorporated herein by reference.
Item 8.01 Other Events.
     On November 11, 2009, the Company announced that it priced its previously announced public offering of 2,650,000 shares of common stock. A copy of the related press release dated November 11, 2009, was filed separately today as a free writing prospectus, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The Company expects to close the transaction, subject to customary conditions, on November 17, 2009. Net proceeds to the Company after deducting the underwriting discount and estimated offering expenses of approximately $3.5 million, are expected to be approximately $61.4 million.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated as of November 10, 2009

5.1	Opinion of Quattlebaum, Grooms Tull & Burrow PLLC

10.1	Form of Lock-Up Agreement

23.1	Consent of Quattlebaum, Grooms, Tull & Burrow PLLC (included in Exhibit 5.1)

99.1	Press Release

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION
/s/ Robert A. Fehlman
Date: November 11, 2009	Robert A. Fehlman, Executive Vice
President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

1.1	Underwriting Agreement dated as of November 10, 2009

5.1	Opinion of Quattlebaum, Grooms Tull & Burrow PLLC

10.1	Form of Lock-Up Agreement

23.1	Consent of Quattlebaum, Grooms, Tull & Burrow PLLC (included in Exhibit 5.1)

99.1	Press Release